                                  Exhibit 99.1
                                  ------------

                                  CERTIFICATION

         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of National Processing, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 9, 2003

                                /s/ Jon L. Gorney
                                ----------------------------------------
                                Name:  Jon L. Gorney
                                Title: Chairman and
                                       Chief Executive Officer